CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard International Equity Index Funds of our reports dated December 20, 2024, relating to the financial statements and financial highlights of Vanguard FTSE All-World Ex-US Index Fund, Vanguard FTSE All-World Ex-US Small-Cap Index Fund, Vanguard Global ex-U.S. Real Estate Index Fund, Vanguard Pacific Stock Index Fund, Vanguard European Stock Index Fund, Vanguard Emerging Markets Stock Index Fund and Vanguard Total World Stock Index Fund, which appear in Vanguard International Equity Index Fund’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Service Providers–Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP Philadelphia, Pennsylvania February 26, 2025